PRESS RELEASE

deltathree Reports First Quarter 2008 Financial Results

New York, NY - May 6, 2008 - deltathree, Inc. (OTCBB: DDDC.OB), a leading provider of Voice over Internet Protocol (VoIP) hosted communications solutions for service providers, resellers and end-users worldwide, today announced financial results for the first quarter 2008 ended March 31, 2008.

For the first quarter 2008, deltathree reported total revenues of $5.4 million compared to $6.3 million in the fourth quarter 2007 and $8.3 million in the first quarter 2007. While revenues associated with the company’s hosted service provider business were stable quarter-over-quarter, total revenues were negatively impacted by increased competition in the VoIP reseller and direct to consumer markets combined with increased regulatory constraints in certain foreign markets. Gross margin for the first quarter 2008 was 25% compared to 21% in the sequential quarter and 37% in the year ago period.

First quarter 2008 GAAP (as defined below) net loss of $2.8 million, or $(0.09) per diluted share, includes the impact of a $0.4 million reorganization charge related to headcount reduction measures as well as up-front expenses associated with other cost reduction measures implemented during the quarter aimed at streamlining the company’s expense structure. The company reported a GAAP net loss of $0.4 million, or $(0.01) per diluted share, for the first quarter 2007.

First quarter 2008 non-GAAP adjusted EBITDA (as defined below) loss was $2.2 million, or $(0.07) per share, compared to non-GAAP adjusted EBITDA of $0.2 million, or $0.01 per share, for the first quarter 2007.

deltathree defines adjusted EBITDA as earnings before the write down of non-cash intangible assets related to the acquisition of certain assets from Go2Call, non-cash stock-based compensation, interest, taxes, depreciation and amortization. The company uses adjusted EBITDA as a measure of the company’s operating trends. Investors are cautioned that adjusted EBITDA is not a measure of liquidity or of financial performance under generally accepted accounting principles (“GAAP”). The adjusted EBITDA numbers presented may not be comparable to similarly titled measures reported by other companies. Consistent with Regulation G under the U.S. federal securities laws, the non-GAAP measures in this press release have been reconciled to the nearest GAAP measure, and this reconciliation is located under the heading "Reconciliation of Non-GAAP Financial Information to GAAP" following the Condensed Consolidated Statements of Cash Flows included in this press release.

As of March 31, 2008, deltathree held approximately $6.1 million in cash, cash equivalents, short and long-term investments as well as restricted cash, with no outstanding debt.

deltathree Operational Review

Shimmy Zimels, Chief Executive Officer and President of deltathree, stated, “During the first quarter of 2008 we moved to implement a wide range of initiatives aimed at significant cost reductions, increasing operating efficiencies in order to streamline our operations and, ultimately, reducing our quarterly cash utilization. These measures included the culmination of a roughly 45% reduction in global headcount over approximately the last five months, which we believe will begin to translate into a material reduction in operating expense during the second half of the current quarter. Combined with reductions in professional service agreements, the renegotiation of certain long-term agreements and real estate obligations as well as other cost reduction measures, we believe these measures will allow us to scale the organization to more effectively match the current revenue run rate. While weakness in the reseller market accounted for the majority of the decline in our quarter-to-quarter and year-over-year revenue, we are now strengthening and redirecting our sales efforts in this area by offering an improved suite of products containing higher value, more unique VoIP products that are positioned to command more attractive pricing and enjoy less direct competition.

“While the first quarter results reflected the challenges we are addressing through our streamlining and refocusing strategies, I believe we are taking the appropriate steps in order to place the company in the most attractive segments of the global VoIP market, reduce our overall cost structure and significantly improve operating efficiencies company-wide. With these important changes underway, I believe it sets the proper foundation for Dror Gonen to assume the helm as Chief Executive Officer and President through the previously announced transition scheduled to take place later this month. Parallel to Dror assuming the role of Chief Executive Officer and President, we will have completed a comprehensive review of the company’s strategy initiated by the Board of Directors, with the assistance of a professional consulting firm. With these stabilizing and strategic initiatives in place, I believe deltathree will be better positioned to more effectively penetrate key segments of the VoIP market and reestablish a long-term growth trajectory,” concluded Mr. Zimels.

Conference Call Details

The deltathree first quarter 2008 earnings conference call will be webcast live at 10:00 a.m. ET (7:00 a.m. PT) today, May 6, 2008. Investors are invited to listen to the live call by dialing 1-877-777-1967 in the United States or by dialing 1-612-332-0637 when calling internationally. Investors worldwide can also listen to the call live via deltathree’s website www.deltathree.com. Please go to the website at least 15 minutes early to register, download, and install any necessary audio software. A replay of the call will also be available through the deltathree website.

Adjusted EBITDA Financial Disclosure

Investors are cautioned that adjusted EBITDA is not a measure of liquidity or financial performance under GAAP. In addition, it should not be construed as an alternative to any other measures of performance determined in accordance with GAAP, or as an indicator of the company’s operating performance, liquidity or cash flows generated by operating, investing and financing activities, as there may be significant factors or trends that it fails to address. Adjusted EBITDA financial information is presented because deltathree believes that it is helpful to some investors as one measure of the company’s operations. deltathree cautions investors that non-GAAP financial information such as adjusted EBITDA, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare deltathree’s results with the results from other reporting periods and with the results of other companies.

About deltathree

Founded in 1996, deltathree, Inc. is a leading provider of integrated Voice over Internet Protocol (VoIP) telephony services, products, hosted solutions and infrastructure. deltathree offers high quality Internet telephony solutions that are viable and cost-effective alternatives to traditional telephone services. Supporting tens of thousands of active users around the world, deltathree serves customers through its two primary distribution channels: the Service Provider/Reseller channel and the direct-to-consumer channel. deltathree's advanced solutions offer service providers and resellers a full spectrum of private label VoIP products and services, as well as a back-office suite of services. Utilizing advanced Session Initiation Protocol (SIP) technology, deltathree provides all the components to support a complete VoIP service deployment. deltathree's Consumer Group consists of the iConnectHere direct-to-consumer offering and joip, the newly formed consumer brand that powers the VoIP service of Panasonic's GLOBARANGE hybrid phone.

For more information about deltathree please visit: www.deltathree.com.

For more information about iConnectHere, please visit our website at www.iConnectHere.com.

For more information about joip, please visit our website at www.joip.com.

Except for historical matters contained herein, the matters discussed in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that these forward-looking statements reflect numerous assumptions and involve risks and uncertainties that may affect deltathree's business and prospects and cause actual results to differ materially from these forward-looking statements. Among the factors that could cause actual results to differ are: our failure to retain key customers; our ability to reduce our costs and expenses and expand our revenues from multiple sources and customer bases; our ability to obtain additional capital to finance operations and grow our business; decreasing rates of all related telecommunications services; our limited operating history; the public’s acceptance of VoIP telephony, and the level and rate of customer acceptance of our new products and services; the competitive environment of Internet telephony and our ability to compete effectively; fluctuations in our quarterly financial results; our ability to handle a large number of simultaneous calls; our ability to maintain and operate our computer and communications systems without interruptions or security breaches; our ability to operate in international markets; our ability to retain key personnel to support our products and ongoing operations; our ability to provide quality and reliable service, which is in part dependent upon the proper functioning of equipment owned and operated by third parties; the uncertainty of future governmental regulation; the need for ongoing product and service development in an environment of rapid technological change; and other risk factors contained in deltathree's periodic reports on file with the SEC and available on the Internet at http://www.sec.gov. Except as required under the federal securities laws and the rules and regulations of the SEC, deltathree does not have any intention or obligation to update publicly any forward-looking statements after the distribution of this news release, whether as a result of new information, future events, changes in assumptions, or otherwise.

Investor Relations Contact:
Erik Knettel
Grayling Global
1-646-284-9415
ir@deltathree.com

(Tables follow)

DELTATHREE, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)
($ in thousands)

	As of	As of
	March 31,	December 31,
	2008	2007

ASSETS
Current assets:
Cash and cash equivalents	$817	$1,649
Restricted cash and short-term investments	4,176	5,883
Accounts receivable, net	1,023	1,061
Prepaid expenses and other current assets	510	526
Inventory	127	193

Total current assets	6,653	9,312

Restricted cash and long-term investments	1,085	1,085

Property and equipment, net	2,619	2,882

Goodwill	2,002	2,002

Intangible assets, net	1,667	1,902

Deposits	122	116

Total assets	$14,148	$17,299

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Current portion of capital leases	$82	$69
Accounts payable and accrued expenses	1,622	2,505
Deferred revenues	570	551
Other current liabilities	2,166	1,665

Total current liabilities	4,440	4,790

Long-term liabilities:
Capital leases, net of current portion	151	144
Severance pay obligations	317	341

Total long-term liabilities	468	485

Total liabilities	4,908	5,275

Stockholders’ equity:
Class A Common stock - par value $0.001; authorized 75,000,000 shares; issued and outstanding: 32,870,105 at March 31, 2008 and at December 31, 2007	33	33
Additional paid-in capital	172,802	172,747
Accumulated deficit	(163,595)	(160,756)

Total stockholders’ equity	9,240	12,024

Total liabilities and stockholders’ equity	$14,148	$17,299

DELTATHREE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
($ in thousands, except share and per share data)

	Three Months Ended March 31,
	2008	2007

Revenues	$5,395	$8,312

Costs and operating expenses:
Cost of revenues	4,029	5,276
Research and development expenses	1,184	1,136
Selling and marketing expenses	1,238	1,227
General and administrative expenses	778	612
Depreciation and amortization	617	568
Reorganization expenses	372	-

Total costs and operating expenses	8,218	8,819

Loss from operations	(2,823)	(507)

Interest (expense) income, net	(10)	120
Net (loss) before taxes	(2,833)	(387)
Income taxes	6	10
Net (loss)	$(2,839)	$(397)

Basic net (loss) per share	$(0.09)	$(0.01)

Diluted net (loss) per share	$(0.09)	$(0.01)

Basic weighted average number of shares outstanding	32,870,105	31,288,130

Diluted weighted average number of shares outstanding	32,870,105	31,288,130

DELTATHREE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
($ in thousands)

	Three Months Ended March 31,
	2008	2007

Cash flows from operating activities

Loss for the period	$2,839	$397

Adjustments to reconcile loss for the period
to net cash used in operating activities:
Depreciation of property and equipment	382	568
Amortization of intangible assets	235	-
Stock based compensation	55	97
Provision for losses on accounts receivable	10	-
(Decrease) Increase in liability for severance pay, net	(24)	77
Exchange rates differences on deposits, net	(6)	-

Changes in assets and liabilities:
Decrease in accounts receivable	28	157
Decrease (increase) in prepaid expenses and other current assets	16	(92)
Decrease (increase) in inventory	66	(42)
(Decrease) in accounts payable	(883)	(689)
Increase (decrease) in deferred revenues	19	(348)
Increase in other current liabilities	501	114
	399	(158)
Net cash used in operating activities	(2,440)	(555)

Cash flows from investing activities:
Purchase of property and equipment	(82)	(207)
Increase in deposits	-	(1)
Decrease in short-term investments	1,707	2,805
Purchase of Go2Call operations, net	-	(2,509)
Net cash provided by investing activities	1,625	88

Cash flows used in financing activities:
Payment of capital leases	(17)	-
Net cash used in financing activities	(17)	-

Decrease in cash and cash equivalents	(832)	(467)
Cash and cash equivalents at beginning of period	1,649	3,790
Cash and cash equivalents at end of the period	$817	$3,323

DELTATHREE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)
(Unaudited)
($ in thousands)

	Three Months Ended March 31,
	2008	2007
Supplemental schedule of cash flow information:
Cash paid for:
Taxes	$6	$-

Supplemental schedule of non cash investing
and financing activities:
Acquisition of capital leases	$-	$-
Cancellation of treasury stock	$-	$-

Supplemental schedule of acquisition of Go2Call
Fixed assets	-	$51
Intangible asset	-	$7,652
Accounts payable	-	$(367)
Deferred revenues	-	$(624)
Stock issuance	-	$(4,203)

Total	$-	$2,509

DELTATHREE, INC.
RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION TO GAAP
(Unaudited)
($ in thousands, except share and per share data)

	Three Months Ended March 31,
	2008	2007

Net loss in accordance with generally accepted accounting principles	$2,839	$397

Add/(less):
Depreciation and amortization	617	568
Stock based compensation	55	97
Interest (expense) Income, net	10	(120)
Income taxes	6	10

Adjusted EBITDA	$(2,151)	$158

Basic adjusted NON-GAAP EBITDA per share	$(0.07)	$0.01

Basic weighted average number of shares outstanding	32,870,105	31,288,130

* Adjusted EBITDA represents earnings before the write down of non-cash intangible assets related to the acquisition of certain assets of Go2Call, non-cash stock-based compensation, interest, taxes, depreciation and amortization.